UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2021

THE WILLIAMS COMPANIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	WMB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2021, the Board of Directors (the “Board”) of The Williams Companies, Inc. (the “Company”) appointed Stacey H. Doré to the Board, effective January 6, 2021. Ms. Doré will serve on the Governance and Sustainability and the Audit Committees of the Board.

In connection with Ms. Doré’s appointment as a non-employee director, Ms. Doré will receive the standard annual benefits paid to each non-employee director including: (i) $110,000 annual cash retainer; and (ii) $165,000 annual equity retainer in the form of restricted stock units issued pursuant to The Williams Companies, Inc. Amended and Restated 2007 Incentive Plan. The annual cash retainer is paid through quarterly cash payments. The annual equity retainer is deferred and will not be distributed until the director’s retirement from the Board.

There are no arrangements or understandings between Ms. Doré and any other person in connection with her appointment as a director of the Company. Ms. Doré is not related to any officer or director of the Company, and there are no transactions or relationships between Ms. Doré and the Company and its subsidiaries that are reportable under Item 404(a) of Regulation S-K.

The Company issued a press release, dated January 6, 2021, announcing the appointment of Ms. Doré to the Board, which press release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits

99.1	Press release of the Company dated January 6, 2021.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Corporate Secretary

DATED: January 6, 2021